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                                                            EXHIBIT 11.



STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
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Basic earnings per share                                       Shares
--------------------------                                     ------

Basic shares outstanding at September 30, 2001                  1,966,047

       Net Profit                       $  731,333        $ .37 per share
--------------------------              ----------        ---------------
Basic shares outstanding                 1,966,047


Diluted earnings per share                                     Shares
--------------------------                                     ------

Basic shares outstanding at September 30, 2001                  1,966,047
Stock Options-common stock equivalents                             94,526
                                                          ---------------
Diluted shares outstanding at September 30, 2001                2,060,573

         Net loss                       $  731,333        $ .35 per share
--------------------------              ----------        ---------------
Diluted shares outstanding               2,060,573